Exhibit 99.1

Cable One Announces Formation of Clearwave Fiber in Partnership with GTCR, Stephens Capital Partners, and The Pritzker Organization
Partnership to drive expansion of fiber broadband networks to rural and under-served markets

PHOENIX, AZ and CHICAGO, IL – January 3, 2022 – Cable One, Inc. (NYSE: CABO or “Cable One”) today announced it has entered into a joint venture with affiliates of GTCR LLC (“GTCR”), Stephens Capital Partners LLC (“Stephens”), The Pritzker Organization, L.L.C. (“TPO”), and certain members of the management team for the venture (collectively the “Investors”) to support the accelerated growth of Clearwave Fiber LLC (“Clearwave Fiber”). Clearwave Fiber is a newly formed entity that holds Cable One’s subsidiary Clearwave Communications and certain fiber assets of Cable One’s subsidiary Hargray Communications. With the formation of the joint venture, Clearwave Fiber intends to invest heavily in bringing Fiber-to-the-Premise (“FTTP”) service to residential and business customers across its existing footprint and near-adjacent areas.

The joint venture reflects a shared commitment from Cable One and the Investors to provide fast and reliable connectivity via FTTP internet to underserved markets and will allow for more rapid expansion of fiber internet to homes and businesses in small cities and big towns. Cable One owns a majority of Clearwave Fiber and the Investors are committed to make substantial cash investments to support the acceleration of Clearwave Fiber’s expansion.

Clearwave Fiber will be led by Executive Chairman Michael Gottdenker and CEO David Armistead, both of whom were part of Hargray’s executive leadership team from 2007 until its 2021 sale to Cable One, providing continuity of proven leadership and a continued commitment to Cable One’s shared culture, purpose, and values.

“This strategic investment will help accelerate the deployment of fiber-based broadband services to a range of markets, including underserved areas of the country,” said Michael Gottdenker, Executive Chairman of Clearwave Fiber. “Our team is motivated by our shared core values of customer service and improving lives through connectivity and is excited to bring fast and reliable Clearwave Fiber broadband to homes and businesses across the country. We are thrilled to welcome GTCR, Stephens, and TPO to the Clearwave Fiber family and look forward to our continued partnership with Cable One.”

“We look forward to supporting and sharing in Clearwave Fiber’s growth over the coming years while remaining focused on our primary business, increasing penetration rates, integrating recently acquired companies and driving higher margins and greater free cash flow,” said Julie Laulis, Cable One President and CEO. “We did not take lightly our choice of partners in this transaction and are excited to be working with like-minded individuals who share our core principles.”

Transaction Details

The Investors will make substantial cash investments to finance Clearwave Fiber’s expansion and will be represented on the Board of Directors for the venture and have certain governance rights. Cable One will receive no cash proceeds from the transaction and will own a majority of Clearwave Fiber. The operations contributed to the joint venture by Cable One represent approximately 3% of Cable One’s consolidated revenues for the three months ended September 30, 2021.

Bank Street Group acted as lead financial advisor to Cable One, and Ernst & Young advised on the financial and operational carve-out of Clearwave Fiber. Cravath, Swaine & Moore LLP and Cahill Gordon & Reindel LLP acted as legal advisors to Cable One. Kirkland & Ellis LLP, Davis Polk & Wardwell LLP and Covington & Burling LLP acted as legal advisors to the Investors on this transaction.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company serves more than 1.1 million residential and business customers in 24 states. Over its fiber-optic infrastructure, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced WiFi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.

About GTCR
Founded in 1980, GTCR is a leading private equity firm focused on investing in growth companies in the Healthcare, Financial Services & Technology, Technology, Media & Telecommunications, and Growth Business Services industries. The Chicago-based firm pioneered The Leaders Strategy™ - finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through transformational acquisitions and organic growth. Since its inception, GTCR has invested more than $20 billion in over 250 companies. For more information, please visit www.gtcr.com.

About Stephens Capital Partners
Stephens Capital Partners LLC (“SCP”) is the principal investing arm of the Warren A. Stephens family and Stephens Inc. SCP identifies opportunities to work with industry-leading management teams with a long-term perspective. SCP provides public and private companies with capital for purposes of growth, recapitalization, and leveraged buyouts.

Stephens Inc. is a full service investment banking firm headquartered in Little Rock, Arkansas serving a broad client base of corporations, state and local governments, financial institutions, institutional and individual investors throughout the United States and overseas. The firm is a member of the New York Stock Exchange and SIPC. For more information, see www.stephens.com.

About The Pritzker Organization
The Pritzker Organization is the merchant bank for the business interests of the Tom Pritzker family. TPO is focused on partnering with exceptional leaders to create value across a wide range of industries. TPO looks for opportunities where it can create value for the family’s interests and our partners and colleagues over a significant time horizon. For more than 60 years, TPO has overseen and guided the development of dozens of portfolio companies across a wide variety of industries, including manufacturing, logistics, life sciences, hospitality, healthcare and services. Notable businesses include Hyatt Hotels, Triton Container, the Marmon Group, and Hargray Communications. Recent control investments include TMS International, Lithko Contracting, KBP Investments, Mammoth Holdings and STV Inc. In addition to its core strategy of building businesses over the long term, TPO is also active in special situations, advising the family’s interests in the deployment of capital across a wide spectrum of industries and across every tier of the balance sheet, from senior debt to equity. Additional information can be found at www.pritzkerorg.com.

Contacts

Trish Niemann	Steven Cochran
Senior Director, Corporate Communications	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the growth expectations and opportunities for Clearwave Fiber and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, factors described under “Risk Factors” in Cable One’s annual report on Form 10-K for the period ended December 31, 2020 and its quarterly report on Form 10-Q for the period ended September 30, 2021 and Cable One’s other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this release, and Cable One undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.